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                                                                  EXHIBIT 22.0

                             TELEVIDEO SYSTEMS, INC.

                                  SUBSIDIARIES

DOMESTIC

*    Advanced MOS Technology Associates, Inc., a California corporation (20%)

*    TeleVideo Venture Corporation, a Virginia corporation (Inactive)

*    Trimeter Technologies Corporation, a Pennsylvania corporation (36.6%)
    (Inactive)

FOREIGN

*    TeleVideo Informatique Systems, S.A.R.L., a French corporation (Inactive)

*    TeleVideo Systems Deutschland GmbH, a West German corporation (Inactive)

*    TeleVideo Systems International, a Virgin Islands corporation (Inactive)

*    TeleVideo Systems International B.V., a Netherlands corporation (Inactive)

*    TeleVideo Systems International, Ltd., a United Kingdom corporation
    (Inactive)

*   "Three H" Joint Venture, a Commonwealth of Independent States corporation
    (50%)

*   "TeleVideo-RUS," a Commonwealth of Independent States corporation (100%)

*   "TLK, Inc.," a China corporation (20%)


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